                                                                  EXHIBIT (a)(3)

                         ING VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

        ING VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Board of Directors, at its December 15, 2004 meeting, adopted resolutions increasing the total number of shares of stock that the Corporation shall have authority to issue to two billion, nine hundred million (2,900,000,000) shares of Capital Stock with a par value of one-tenth of one cent ($.001) per share and an aggregate par value of two million, nine hundred thousand dollars ($2,900,000).

        SECOND: The Corporation hereby amends its Articles of Amendment and Restatement (the "Charter") as currently in effect, in accordance with Section Second (8) and (9) (vii), to designate eight hundred million (800,000,000) shares of stock of the Corporation as shares of "Adviser Class."

        THIRD: The shares designated and classified in paragraph SECOND of these Articles Supplementary, shall have the preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in Section Second (6) and (8) of, and elsewhere in, and shall be subject to all provisions of, the Articles of Amendment and Restatement of the Corporation.

        FOURTH: Immediately prior to the effectiveness of the Charter supplement set forth in Articles FIRST and SECOND, the Corporation had two billion, one hundred million (2,100,000,000) authorized shares of Capital Stock, with an aggregate par value of two million, one hundred thousand dollars ($2,100,000), which have been previously designated and classified as follows:

           Name of Series             Name of Class of Series       Number of Shares
           --------------             -----------------------          Allocated
                                                                       ---------
                                              Class I                  100,000,000
ING VP Global Science and
Technology Portfolio
                                              Class S                  100,000,000


                                              Class I                  100,000,000
ING VP Growth Portfolio
                                              Class S                  100,000,000

           Name of Series             Name of Class of Series       Number of Shares
           --------------             -----------------------          Allocated
                                                                       ---------
                                              Class I                  200,000,000
ING VP Index Plus LargeCap
Portfolio
                                              Class S                  100,000,000


                                              Class I                  100,000,000
ING VP Index Plus MidCap
Portfolio
                                              Class S                  100,000,000


                                              Class I                  100,000,000
ING VP Index Plus SmallCap
Portfolio
                                              Class S                  100,000,000


                                              Class I                  100,000,000
ING VP International Equity
Portfolio
                                              Class S                  100,000,000


                                              Class I                  100,000,000
ING VP Small Company
Portfolio
                                              Class S                  100,000,000


                                              Class I                  100,000,000
ING VP Value Opportunity
Portfolio
                                              Class S                  100,000,000

for a total of one billion, seven hundred million (1,700,000,000) shares classified into separate classes of Capital Stock, with four hundred million (400,000,000) being unclassified.

        FIFTH: Immediately following the effectiveness of the Charter amendments set forth in Articles FIRST and SECOND, the total number of authorized shares of Capital Stock of the Corporation is two billion, nine hundred million (2,900,000,000), with an aggregate par value of two million, nine hundred thousand dollars ($2,900,000), designated and classified as follows:

           Name of Series             Name of Class of Series       Number of Shares
           --------------             -----------------------          Allocated
                                                                       ---------
                                           Adviser Class              100,000,000
ING VP Global Science and
Technology Portfolio                          Class I                 100,000,000

                                              Class S                 100,000,000

           Name of Series             Name of Class of Series       Number of Shares
           --------------             -----------------------          Allocated
                                                                       ---------
                                           Adviser Class              100,000,000

ING VP Growth Portfolio                       Class I                 100,000,000

                                              Class S                 100,000,000


                                           Adviser Class              100,000,000

ING VP Index Plus LargeCap                    Class I                 200,000,000
Portfolio
                                              Class S                 100,000,000


                                           Adviser Class              100,000,000

ING VP Index Plus MidCap Portfolio            Class I                 100,000,000

                                              Class S                 100,000,000


                                           Adviser Class              100,000,000

ING VP Index Plus SmallCap                    Class I                 100,000,000
Portfolio
                                              Class S                 100,000,000


                                           Adviser Class              100,000,000

ING VP International Equity                   Class I                 100,000,000
Portfolio
                                              Class S                 100,000,000


                                           Adviser Class              100,000,000

ING VP Small Company                          Class I                 100,000,000
Portfolio
                                              Class S                 100,000,000


                                           Adviser Class              100,000,000

ING VP Value Opportunity                      Class I                 100,000,000
Portfolio
                                              Class S                 100,000,000

for a total of two billion, five hundred million (2,500,000,000) shares classified into separate classes of Capital Stock, with four hundred million (400,000,000) being unclassified.

        SIXTH: The amendment to the Charter herein set forth was duly approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

        SEVENTH: The effective date of this amendment to the Charter is April 29, 2005.

        IN WITNESS WHEREOF, ING Variable Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledged that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:                                       ING Variable Portfolios, Inc.

/s/ Theresa K. Kelety                          /s/ Michael J. Roland
---------------------                          -------------------------------
Name:   Theresa K. Kelety, Esq.                Name:  Michael J. Roland
Title:  Secretary                              Title: Executive Vice President

Dated: 3-30-05
       -------